CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Annual Report of Form 10-KSB of our report for the year ended March 31, 2000, on our audits of the financial statements and financial statements schedules of Sun West Enterprises, Inc.

/s/   Kelly & Company
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Kelly & Company
July 17, 2000